ASSIGNMENT OF AGREEMENT OF SALE

        This Assignment Agreement of Sale (this "ASSIGNMENT") is made to be effective as of December 21, 2005, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("ASSIGNOR"), and BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership ("ASSIGNEE


                                   BACKGROUND

        A. Assignor, as Purchaser, has entered into that certain Agreement of Sale dated as of December 20, 2005 (the "AGREEMENT"), with Woodcrest Road Associates, L.P., a Pennsylvania limited partnership ("WRAAP"), Woodcrest Road Urban Renewal, LLC, a New Jersey limited liability company ("WRUR"), and the other Owners specified in the Agreement collectively as Seller, in respect of the purchase of all of the limited partnership interest in WRAAP and all of the limited liability company membership interests of WRUR as the owners of Unit B, 111 Woodcrest Condominium located in Cherry Hill, New Jersey, as more particularly described in the Agreement.

        B. Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.


                                    AGREEMENT

        For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor's interest in the Agreement. Assignee accepts the assignment and assumes and shall perform all of Assignor's duties as Purchaser under the Agreement.



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                                   EXHIBIT A

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        EXECUTED to be effective as of the day and year first above written.


                                           ASSIGNOR:

                                           HARVARD PROPERTY TRUST, LLC,
                                           a Delaware limited liability company


                                           By:
                                               ---------------------------------
                                           Name:   Gerald J. Reihsen, III
                                           Title:  Executive Vice President


                                           ASSIGNEE:

                                           BEHRINGER HARVARD OPERATING
                                           PARTNERSHIP I LP,
                                           a Texas limited partnership

                                           By:     Behringer Harvard REIT I,
                                                   Inc., its general partner


                                                   By:
                                                      --------------------------
                                                   Name:  Gerald J. Reihsen, III
                                                   Title: Secretary



                                   EXHIBIT A